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                                                                     EXHIBIT 2.9

                                                                  EXECUTION COPY

                              GRUPO TELEVISA, S.A.,

                                   as Issuer,

                              THE BANK OF NEW YORK,

                       as Trustee, Registrar, Paying Agent

                               and Transfer Agent

                                       and

                          DEXIA BANQUE INTERNATIONALE A

                           LUXEMBOURG, SOCIETE ANONYME

                           as Luxembourg Paying Agent

                               and Transfer Agent

                                -----------------

                          EIGHTH SUPPLEMENTAL INDENTURE

                            Dated as of May 26, 2005

                               ------------------

                        Supplementing the Trust Indenture

                           Dated as of August 8, 2000

                               -------------------
                   $200,000,000 6.625% Senior Notes due 2025.

                    (Reopening of series created pursuant to
                          Seventh Supplement Indenture
                           Dated as of March 18, 2005)

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS.....................................................................................              2

ARTICLE II REOPENING OF THE SERIES........................................................................              2
         Section 201       Reopening of the Series........................................................              2
         Section 202       Form and Other Terms of Notes:  Incorporation of Terms.........................              2
         Section 203       Conversion; Exchange...........................................................              2
         Section 204       Terms of the Seventh Supplemental Indenture:  Incorporation of Terms...........              2

ARTICLE III MISCELLANEOUS.................................................................................              3
         Section 301       Ratification of the Original Indenture and Seventh Supplemental Indenture......              3
         Section 302       Conflict with Trust Indenture Act..............................................              3
         Section 303       Effect of Headings.............................................................              3
         Section 304       Counterparts...................................................................              3
         Section 305       Severability...................................................................              3
         Section 306       Benefits of Indenture Supplement...............................................              3
         Section 307       Acceptance of Trusts...........................................................              3
         Section 308       Governing Law..................................................................              3
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            EIGHTH SUPPLEMENTAL INDENTURE, dated as of the [ ] day of [ ], 2005, between GRUPO TELEVISA, S.A., a limited liability company (sociedad anonima)
organized under the laws of the United Mexican States (the "Issuer" or the
"Company"), THE BANK OF NEW YORK, a New York banking corporation, having its
Corporate Trust Office located at 101 Barclay Street, New York, New York 10286, as trustee (the "Trustee"), registrar ("Registrar"), paying agent ("Paying
Agent") and transfer agent ("Transfer Agent"), and DEXIA BANQUE INTERNATIONALE A
LUXEMBOURG, SOCIETE ANONYME a bank duly incorporated and existing under the laws of Luxembourg, as paying agent and transfer agent (a "Paying Agent" and a
"Transfer Agent," as the case may be);

            WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of August 8, 2000 (the "Original Indenture" and, together with the First Supplemental Indenture, dated August 8, 2000, the Second Supplemental Indenture, dated January 19, 2001, the Third Supplemental Indenture, dated September 13, 2001, the Fourth Supplemental Indenture, dated March 11, 2002, the Fifth Supplemental Indenture, dated March 8, 2002, the Sixth Supplemental Indenture, dated July 31, 2002 between the Company, The Bank of New York, as Trustee, Registrar, Paying Agent and Transfer Agent and Dexia Banque Internationale a Luxembourg, Societe Anonyme as Luxembourg Paying Agent and Transfer Agent, the Seventh Supplemental Indenture dated March 18, 2005, and this Eighth Supplemental Indenture, the "Indenture") providing for the issuance by the Company from time to time of its senior debt securities to be issued in one or more series (in the Original Indenture and herein called the "Securities");

            WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee, on March 18, 2005, a Seventh Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issue of, one series (the "Series") of Securities to be designated as the "6.625% Senior Notes due 2025" (the "Notes") under the Original Indenture in the aggregate principal amount of $400,000,000 subject to Section 202 hereof;

            WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, without the consent of any Holders, may enter into an indenture supplemental to the Original Indenture to establish the terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture;

            WHEREAS, Section 202 of the Seventh Supplemental Indenture provides, among other things, that the Company may, without the consent of the Holders of the Notes, reopen the Series and issue additional Notes in addition to the $400,000,000 of Notes authorized pursuant to the Seventh Supplemental Indenture;

            WHEREAS, the Company and the Trustee are executing and delivering this Eighth Supplemental Indenture in order to provide for the reopening of the Series and the issuance of the additional Notes in the aggregate principal amount of $200,000,000;

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            WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture against payment therefor, the valid, binding and legal obligations of the Company and to make this Eighth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

            NOW, THEREFORE, This EIGHTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to provide for the reopening of the Series and the issuance of the additional Notes in the aggregate principal amount of $200,000,000 and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Eighth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenants and agreed as follows:

                                   ARTICLE I

                                   DEFINITIONS

            Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.

                                   ARTICLE II

                             REOPENING OF THE SERIES

            Section 201 Reopening of the Series. The Series is hereby reopened by the Company, and the aggregate principal amount of the Notes that may be authenticated and delivered under the Seventh Supplemental Indenture and this Eighth Supplemental Indenture shall not, except as permitted by the Original Indenture, exceed $600,000,000, provided that the Company may, without the consent of the Holders of the Notes, further reopen this Series and issue additional Notes under the Original Indenture, and this Eighth Supplemental Indenture in addition to the aggregate $600,000,000 of Notes authorized as of the date hereof.

            Section 202 Form and Other Terms of Notes: Incorporation of Terms. The Notes shall be substantially in the forms attached as Exhibits A-1 and A-2 to the Seventh Supplemental Indenture. The terms of such Notes are hereby incorporated by reference herein and are part of this Eighth Supplemental Indenture.

            Section 203 Conversion; Exchange. The Notes shall not be convertible into Common Stock. The Company and the Initial Purchasers, have entered into a Registration Rights Agreement dated the date hereof in the form of Exhibit A hereto, relating to the Notes.

            Section 204 Terms of the Seventh Supplemental Indenture:
Incorporation of Terms. All terms of the Seventh Supplemental Indenture applicable to the $400,000,000 of Notes authorized pursuant to the Seventh Supplement Indenture, other than Section 216 of the Seventh Supplemental Indenture, shall apply with the same force and effect to such Notes and to the $200,000,000 of Notes authorized pursuant to this Eighth Supplemental Indenture, it being

                                       2

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understood that for all purposes the Notes authorized pursuant to the Seventh
Supplemental Indenture and this Eighth Supplemental Indenture shall vote together with respect to all matters upon which such holders are entitled to vote or consent under the terms of the Original Indenture, as supplemented by the Seventh Supplemental Indenture and this Eighth Supplemental Indenture. The terms of the Seventh Supplemental Indenture applicable to the Notes are hereby incorporated by reference herein and are part of this Eighth Supplemental Indenture.

                                  ARTICLE III

                                  MISCELLANEOUS

            Section 301 Ratification of the Original Indenture and Seventh Supplemental Indenture. As supplemented by this Eighth Supplemental Indenture, the Original Indenture and the Seventh Supplemental Indenture are in all respects ratified and confirmed, and the Original Indenture and Seventh Supplemental Indenture and this Eighth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

            Section 302 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Eighth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provisions shall control.

            Section 303 Effect of Headings. The article and section headings herein are included for convenience only and shall not affect the construction hereof.

            Section 304 Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

            Section 305 Severability. In case any provision of this Eighth Supplemental Indenture or in the Notes shall be found invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 306 Benefits of Indenture Supplement. Nothing in this Eighth Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Eighth Supplemental Indenture.

            Section 307 Acceptance of Trusts. The Bank of New York hereby accepts the trusts in this Eighth Supplemental Indenture declared and provided, upon the terms and conditions herein and in the Original Indenture and Seventh Supplemental Indenture set forth.

            Section 308 Governing Law. This Eighth Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided. This Eighth Supplemental Indenture shall be governed by, and construed

                                       3

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in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof other than Section 5-1401 of the New York General Obligations Law.

                                       4

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            IN WITNESS WHEREOF, the parties hereto have caused this Eighth
Supplemental Indenture to be duly executed as of the day and year first above written.

                                     GRUPO TELEVISA, S.A.,
                                          as Issuer

                                     By:    /s/ Alfonso de Angoitia Noriega
                                          ------------------------------------
                                          Name: Alfonso de Angoitia Noriega
                                          Title: Executive Vice President

                                     By:    /s/ Salvi Folch Viadero
                                          ------------------------------------
                                          Name: Salvi Folch Viadero
                                          Title: Chief Financial Officer

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                                     THE BANK OF NEW YORK,
                                         As Trustees, Registrar, Paying Agent
                                         And Transfer Agent

                                     By:   /s/ Rouba F. Farah
                                         --------------------------------------
                                         Name: Rouba F. Farah
                                         Title: Vice President

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                                    DEXIA BANQUE INTERNATIONALE
                                    A LUXEMBOURG, SOCIETE ANONYME,
                                        as Luxembourg Paying Agent and Transfer
                                        Agent

                                    By:   /s/ Daniel Schammo
                                        --------------------------------------
                                        Name: Daniel Schammo
                                        Title: Premier Conseiller